Exhibit 3.2

BYLAWS OF
UTG, INC.

                 ARTICLE I

Offices
The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
The principal office of the corporation shall be located in Springfield, Illinois, or at such other place or places from time to time as the board of directors determines.  The corporation may have such other offices as the business of the corporation may require from time to time.
                 ARTICLE II

Stockholders
Section 1.                          Annual Meetings.  The annual meeting of the stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting at such date, time and place, either within or without the State of Delaware, as the board of directors shall each year fix.

Section 2.                          Special Meetings.  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the chief executive officer, the chairman of the board, the board of directors, or by the holders of not less than one-fifth of the shares of stock entitled to vote at the meeting, and shall be held at such place, on such date, and at such time as they or he may fix.

Section 3.                          Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 4.                          Adjournments.  Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.                          Quorum.  Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Article II, Section 4 of these bylaws until a quorum shall attend.

Section 6.                          Organization.  Meetings of stockholders shall be presided over by the chairman of the board, or in his absence by the chief executive officer, or in his absence by the president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 7.                          Voting; Proxies.  Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy, which is not irrevocable, by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation.  At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

Section 8.                          List of Stockholders Entitled to Vote.  The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9.                          Action by Consent of Stockholders.  Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders (and include the date of signature for each such holder) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its principal place of business or the secretary within sixty (60) days of the earliest dated consent.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10.                          Meeting of all Stockholders.  If all of the stockholders shall meet at any time and place, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.
                          ARTICLE III

Board of Directors
Section 1.                          Number; Qualifications.  The board of directors may by resolution from time to time designate the number of directors that shall constitute the whole board, which shall not be less than six (6) nor more than eleven (11), subject to the rights of the stockholders to repeal or modify such actions.  Each director shall hold office for a term expiring at the next annual stockholders' meeting following his or her election or until his or successor shall have been elected and qualified, whichever period is longer.

Section 2.                          Election; Resignation; Removal; Vacancies.  At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office until his successor is elected and qualified or until his earlier resignation and removal.  Any director may resign at any time upon written notice to the corporation.  Any newly created directorship or any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

Section 3.                          Regular Meetings.  Regular meetings of the board of directors may be held at such places and at such times within or without the State of Delaware as the board of directors may from time to time determine, and if so determined notices thereof need not be given.

Section 4.                          Special Meetings.  Special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by the chairman of the board, the chief executive officer, or any member of the board of directors.  Notice of a special meeting of the board of directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 5.                          Telephonic Meetings Permitted.  Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

Section 6.                          Quorum; Vote Required for Action.  At all meetings of the board of directors a majority of the whole board of directors shall constitute a quorum for the transaction of business.  Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7.                          Organization.  Meetings of the board of directors shall be presided over by the chairman of the board, or in his absence by the chief executive officer, or in his absence by the president, or in their absence by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 8.                          Informal Action by Directors.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or such committee.

                             ARTICLE IV

   Committees
Section 1.                          Committees.  The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the board of directors creating such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

Section 2.                          Executive Committee.  The board of directors may, by resolution regularly adopted, designate one or more directors to constitute an executive committee.  The executive committee, in the intervals between the meetings of the board, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the corporation, except that the executive committee shall not have any power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the bylaws of the corporation, declaring dividends, authorizing the issuance of stock, or adopting a certificate of ownership and merger.  A majority of such committee shall constitute a quorum.

Section 3.                          Committee Rules.  Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article III of these bylaws.

                  ARTICLE V

Officers
Section 1.                          Classes.  The officers of the corporation shall be a chairman of the board, a chief executive officer, a chief operating officer, a secretary and a treasurer, and such other officers, including one or more vice presidents, as may be provided by the board of directors and elected in accordance with the provisions of this article.

Section 2.                          Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

Section 3.                          Removal.  Any officer elected by the board of directors may be removed by the board of directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contractual rights.

Section 4.                          Chairman of the Board.  The chairman of the board shall see that all orders and resolutions of the board of directors are carried into effect.  The chairman of the board shall call meetings of the stockholders, the board of directors and the executive committee, should one be established, to order and shall act as chairman of such meetings.

Section 5.                          Chief Executive Officer.  The chief executive officer shall be responsible for the general and active management of the operation of the corporation.  He shall, in general, supervise and control all of the business and affairs of the corporation. In the event the board of directors does not elect a chairman of the board, or if elected, in the event of his inability or refusal to act, or at his request or when specifically authorized by the board of directors, the chief executive officer shall perform the duties of the chairman of the board and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board.  The chief executive officer shall perform all duties normally incident to such office and such other duties as may be prescribed by the chairman of the board or the board of directors from time to time.

Section 6.                          President.  The president shall perform all duties normally incident to the office of president and such other duties as may be prescribed by the board of directors, the chairman of the board or the chief executive officer. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 7.                          Chief Operating Officer.  The chief operating officer shall see that all orders of the board of directors, the chairman of the board, the chief executive officer or the president are carried into effect. In the absence of the president or in the event of his inability or refusal to act, the chief operating officer shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The chief operating officer shall perform other duties commonly incident to this office and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer or the president may from time to time prescribe.

Section 8.                          Vice President.  The vice president shall perform such duties as from time to time may be assigned by the board of directors, the chairman of the board, the chief executive officer or the president.

Section 9.                          Treasurer.  The treasurer shall [a] have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and, [b] in general, perform all the duties normally incident to the office of treasurer and such other duties as from time to time may be normally assigned by the chairman of the board or the chief executive officer or the board of directors.

Section 10.                          Secretary.  The secretary shall [a] keep the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; [c] be custodian of the corporate records and stock transfer books of the corporation; and, [d] in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the chairman of the board or the chief executive officer or the board of directors.

                            ARTICLE VI

Stock
Section 1.                          Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the chairman of the board, the chief executive officer, the president or any vice president, and by the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.                          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.                          Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the corporation kept in an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation.  Except where a certificate is issued in accordance with Section 2 above, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 4.                          Record Date.                          The board of directors may fix the record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of the stockholders, nor more than sixty (60) days prior to the time where the other action hereinafter described, as of which there shall be determined the stockholders are entitled:  to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or any other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversation, or exchange of stock or with respect to any other lawful action.

                              ARTICLE VII

Indemnification and Insurance
Section 1.                          Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or becomes involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, (hereinafter a proceeding), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware General Corporation Law, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorney fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VII, the corporation shall indemnify any such person seeking indemnification in connection with the proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) is authorized by the board of directors of the corporation.  The right to indemnification conferred in this Section 1 of this Article VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current director or officer in his or her capacity as director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced that it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise.  The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Section 1 with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 2.                          Right of Claimant to Bring Suit.  If a claim under Section 1 of this Article VII is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such a claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the ethical standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.                          Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 4.                          Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation will have the power to indemnify such person against such expense, liability or loss, under the Delaware General Corporation Law.

                               ARTICLE VIII

      Miscellaneous
Section 1.                          Fiscal Year.  The fiscal year of the corporation shall be determined by resolution of the board of directors.

Section 2.                          Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 3.                          Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro-photographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 4.                          Amendment of Bylaws.  These bylaws may be altered or repealed, and new bylaws made, by the board of directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.